EXHIBIT 10.2

SURPLUS NOTE PURCHASE AGREEMENT

Between

ALLSTATE LIFE INSURANCE COMPANY,

as Seller

and

KENNETT CAPITAL, INC.,

as Purchaser

Dated as of August 1, 2005

i

Section 6.06	GOVERNING LAW; CONSENT TO JURISDICTION	6

Section 6.07	Execution in Counterparts	6

Section 6.08	Entire Agreement	6

Section 6.09	Headings	6

SCHEDULES AND EXHIBITS

Schedule I	Notice Information
Exhibit A	Form of Kennett Note

ii

This SURPLUS NOTE PURCHASE AGREEMENT, dated as of August 1, 2005, is made by and between Allstate Life Insurance Company, a life insurance company domiciled in Illinois (together with its successors and assigns, the “Seller”), and Kennett Capital, Inc., a corporation organized under the laws of the State of Delaware (together with its successors and assigns, the “Purchaser”).

RECITALS

WHEREAS, the Seller desires to sell to the Purchaser on the date hereof and from time to time hereafter, and the Purchaser desires to purchase from the Seller, surplus notes (the “Surplus Notes”) issued by ALIC Reinsurance Company (the “Issuer”) in an aggregate principal amount up to $750,000,000 (the “Authorized Principal Amount”); and

WHEREAS, as consideration for the sale of the Surplus Notes the Seller shall receive one or more notes (the “Kennett Notes”) from the Purchaser with an aggregate principal amount equal to the aggregate principal amount of the Surplus Notes, which shall not exceed the Authorized Principal Amount;

NOW, THEREFORE, for full and fair consideration, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                                Definitions.  The following capitalized terms shall have the following meanings:

“Agreement” means this Surplus Note Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

“Authorized Principal Amount” has the meaning specified in the first WHEREAS clause in the recitals hereof.

“Business Day” means any day other than a Saturday or a Sunday or any day on which banking institutions in Chicago, Illinois, are authorized or obligated by law, regulation or executive order to be closed.

“Event of Default” has the meaning specified in Section 5.01 hereof.

“Holder” means, with respect to any Kennett Note, the Person in whose name such Kennett Note is registered in the Kennett Note Register.

“Interest Payment Date” means each December 1 and June 1, commencing December 1, 2005, provided that if such day is not a Business Day, the next succeeding Business Day.

“Interest Period” means, with respect to any Kennett Note, (a) in the case of the initial interest period with respect to such Kennett Note, the period from, and including, the date such Kennett Note was issued to the Seller to, but excluding, the immediately following Payment Date, (b) thereafter, the period from, and including, the preceding Payment Date to, but excluding, the next succeeding Payment Date, and (c) in the case of the final interest period with respect to such Kennett Note, the period from, and including, the preceding Payment Date to, but excluding, the Maturity Date.

“Interest Rate” means, with respect to each Kennett Note, the yield calculated as the sum of (a) the 10 Year CMT Rate, as set forth in the corresponding Surplus Notes, plus (b) such spread as set forth in the corresponding Surplus Notes less 20 basis points.

“Issuer” has the meaning specified in the first WHEREAS clause in the recitals hereof.

“Kennett Note Register” has the meaning specified in Section 4.01 hereof.

“Kennett Notes” has the meaning specified in the second WHEREAS clause in the recitals hereof.

“Maturity Date” means, with respect to a Kennett Note, the date on which all outstanding unpaid principal on such Kennett Note becomes due and payable, whether at the Stated Maturity Date or by acceleration pursuant to Section 5.02.

“Payment Date” means any Interest Payment Date or Maturity Date.

“Person” means an individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Purchaser” has the meaning specified in the introduction to this Agreement.

“Record Date” means the date on which the Holders of any Kennett Note entitled to receive a payment with respect to principal or interest on the next succeeding Payment Date are determined, such date as to any Payment Date being five (5) Business Days prior to such Payment Date.

“Seller” has the meaning specified in the introduction to this Agreement.

“Series” means a series of Surplus Notes all having the same maturity date and terms authorized by the Issuer by or pursuant to a particular board resolution duly adopted by the Issuer’s board of directors authorizing corporate action by the Issuer.

“Series 2005-A Notes” means Surplus Notes of the Issuer in the principal amount of $50,000, 000 denominated as Series 2005-A Notes issued on July 1, 2005.

“Series 2005-B Notes” means Surplus Notes of the Issuer in the principal amount of $50,000,000 denominated as Series 2005-B Notes issued on July 1, 2005.

“Stated Maturity Date” means, with respect to each Kennett Note, the thirtieth (30th) anniversary of the issuance date of such Kennett Note, provided such date is a Business Day.

“Surplus Notes” has the meaning specified in the first WHEREAS clause in the recitals hereof.

“10 Year CMT Rate” means the 10 Year Constant Maturity Treasury Yield, and shall be recalculated every ten years on the anniversary date of the first Interest Payment Date for each Series of Surplus Notes.

“10 Year Constant Maturity Treasury Yield” means the ten year Constant Maturity Treasury Yield as reported in the Wall Street Journal.

Section 1.02                                Other Definitional Provisions.

(a)                 All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b)                The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section and subsection references contained in this Agreement are references to Sections or subsections in or to this Agreement unless otherwise specified.

ARTICLE II
PURCHASE AND SALE OF SURPLUS NOTES

Section 2.01                                Purchase and Sale of Surplus Notes.  Upon the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants and agreements herein set forth, on the date hereof, the Seller shall sell and the Purchaser may purchase the Series 2005-A Notes and the Series 2005-B Notes of the Issuer.  From time to time from and after the date hereof, the Seller may, on ten (10) Business Days’ notice to the Purchaser, offer to sell to the Purchaser, and the Purchaser may purchase, additional Series of Surplus Notes as may be purchased by Seller from the Issuer, up to the Authorized Principal Amount.  As security for the performance of the Purchaser’s obligations under this Agreement, the parties hereto shall, concurrent with this Agreement, enter into a Pledge and Security Agreement wherein Purchaser grants a pledge of and security interest in the Purchaser’s right, title and interest in the Surplus Notes and the other collateral identified therein.

Section 2.02                                Delivery and Payment.  The Seller shall deliver the Series 2005-A Notes and the Series 2005-B Notes to the Purchaser on the date hereof.  Against delivery of the Series 2005-A Notes, the Series 2005-B Notes or any additional Series of Surplus Notes, the Purchaser shall transfer to a Seller Kennett Notes with an aggregate principal amount equal to the aggregate principal amount of such Surplus Notes.

Section 2.03                                Forms of Kennett Notes.  The Kennett Notes shall be issued substantially in the form of the Kennett Note attached as Exhibit A hereto and shall be duly executed and delivered by the Purchaser as hereinafter provided.

ARTICLE III
TERMS AND CONDITIONS OF REPAYMENT OF KENNETT NOTES; MATURITY

Section 3.01                                Interest.  The Kennett Notes shall bear interest during each Interest Period at the Interest Rate.  Interest shall be due and payable on each Interest Payment Date.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 3.02                                Principal.  The principal of each Kennett Note shall be due and payable on the Stated Maturity Date.

Section 3.03                                Payments by the Purchaser.

(a)                 On any Payment Date, the Purchaser shall pay in accordance with the terms of this Agreement: (i) all accrued but unpaid interest on the Kennett Notes and (ii) any principal payments due with respect to the Kennett Notes, if any.

(b)                Any interest or principal that has not been paid when due shall accrue interest at a rate per annum equal to the Interest Rate from and including, for each such amount, the Payment Date therefor, up to but excluding the date on which each such amount is actually paid.

(c)                 All payments required to be made by the Purchaser with respect to this Article III shall be made:  (i) by Wire Transfer of immediately available funds and/or the transfer of marketable securities (valued at their fair market value) not later than 1:00 p.m., Chicago time, and (ii) to the account of the Seller, or to such other account as the Seller may have most recently designated in writing for such purpose by notice to the Purchaser.

(d)                The Purchaser and any agent of the Purchaser may treat the Person in whose name any Kennett Note is registered on the Kennett Note Register as the owner of such Kennett Note on the applicable Record Date for the purpose of receiving payments of principal and interest on such Kennett Note and on any other date for all other purposes whatsoever (whether or not such payment is overdue), and neither the Purchaser nor any agent of the Purchaser shall be affected by notice to the contrary.

Section 3.04                                Prepayment.  The Purchaser may prepay the Kennett Notes, in part or in full, irrespective of whether the Issuer has prepaid any amounts with respect to the Surplus Notes.  In addition, the Purchaser shall prepay principal and accrued interest on the Kennett Notes to the extent that the Issuer prepays or redeems the Surplus Notes, such prepayment to be made within three (3) Business Days of prepayment or redemption of the Surplus Notes and in the manner specified in Section 3.03(c).

ARTICLE IV
REGISTRATION OF KENNETT NOTES; TRANSFER AND EXCHANGE

Section 4.01                                Kennett Note Register.  The Purchaser shall keep a register (the “Kennett Note Register”) at its office in Northbrook, Illinois, in which it shall provide for the registration of the Kennett Notes and the registration of transfers of the Kennett Notes.   Such Kennett Note Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.  Upon surrender for registration of transfer of any Kennett Note at the office of the Purchaser and in compliance with the restrictions set forth in any legend appearing on any Kennett Note, the Purchaser shall execute and deliver, in the name of the designated transferee or transferees, one or more new Kennett Notes of any authorized denomination and of like terms.

Section 4.02                                Exchanges and Transfers.  At the option of any Holder, Kennett Notes may be exchanged for one or more Kennett Notes, of any authorized denomination and of like terms, upon surrender of the Kennett Notes to be exchanged at the office of the Purchaser or such other office as the Purchaser may designate for such purposes.  Whenever any Kennett Note is surrendered for exchange, the Purchaser shall execute and deliver the Kennett Note that the Holder making the exchange is entitled to receive.  Any Kennett Notes issued upon any registration of transfer or exchange of a Kennett Note shall be the valid obligations of the Purchaser, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Kennett Note surrendered upon such registration of transfer or exchange.  Every Kennett Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Purchaser duly executed by the Holder thereof or its attorney duly authorized in writing.  No service charge shall be made to a purchaser for any registration of transfer or exchange of a Kennett Note, but the Purchaser may require payment of a sum sufficient to cover the expenses of delivery (if any) not made by regular mail or any tax or other governmental charge payable in connection therewith.

ARTICLE V
EVENTS OF DEFAULT

Section 5.01                                Events of Default.  The occurrence of either of the following events shall constitute an “Event of Default” hereunder:

(a)                 default is made in the payment of any installment of interest on the Kennett Notes when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                default is made in the payment of the principal of the Kennett Notes when such principal becomes due and payable.

Section 5.02                                Remedies Upon an Event of Default.  Upon the occurrence of an Event of Default, the Seller may give notice of such Event of Default to the Purchaser and demand payment of the entire outstanding principal amount of such Kennett Notes, plus all accrued but unpaid interest, plus interest on such overdue principal and overdue interest at the Interest Rate, plus such further amounts as shall be necessary to cover the Seller’s costs and expenses of collection, including reasonable attorneys’ fees.

ARTICLE VI
MISCELLANEOUS

Section 6.01                                Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be delivered by the following means:  (i) hand delivery, (ii) overnight courier service (e.g., FedEx, Airborne Express, or DHL); (iii) registered or certified U.S. mail, postage prepaid and return receipt requested; or (iv) facsimile transmission.  If any notice or other communication provided for herein is sent by any party by electronic e-mail it shall not be deemed to have been delivered to the addressee if the party sending such notice or communication receives a response from the intended addressee that he or she will not be able to retrieve e-mail due to vacation, other absence from the office, system failure or other reason.  All such notices shall be delivered to the parties as set forth on Schedule I hereof.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 6.02                                Amendments, Waivers.

(a)                 Except as otherwise expressly provided herein, no amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(b)                The Seller and the Purchaser may amend any provision of this Agreement to effectuate the division of any Kennett Notes held by the Seller into paid and unpaid portions and the surrender of the paid portion.

(c)                 Each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  A failure or delay in exercising any right, power or privilege with respect to this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

Section 6.03                                Successors and Assigns; Third Party Beneficiaries.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors.  This Agreement shall not be transferred or assigned under any circumstances.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and permitted transferees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 6.04                                Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 6.05                                Binding Effect.  This Agreement shall remain in full force and effect until such time as all of the Kennett Notes issued by the Purchaser shall have been repaid in full and cancelled.

Section 6.06                                GOVERNING LAW; CONSENT TO JURISDICTION.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

Section 6.07                                Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.08                                Entire Agreement.  This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 6.09                                Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the first date written above.

ALLSTATE LIFE INSURANCE COMPANY
as Seller

By:	/s/ Barry S. Paul
Name:	Barry S. Paul
Title:	Assistant Vice President and Assistant Treasurer

KENNETT CAPITAL, INC.
as Purchaser

By:	/s/ Steven C. Verney
Name:	Steven C. Verney
Title:	Treasurer

SCHEDULE I
to
Surplus Note Purchase Agreement between Allstate Life Insurance Company and Kennett Capital, Inc.

NOTICE INFORMATION

Address for Notices to Seller:

Allstate Life Insurance Company

3100 Sanders Road

Northbrook, Illinois  60062

Attention:  Allstate Financial - Chief Financial Officer

Facsimile:  847-326-5052

Address for Notices to Purchaser:

Kennett Capital, Inc.

42 Read’s Way, Suite 124

New Castle Corporate Commons

New Castle, Delaware 19720-1642

Attention:  Executive Vice President

Facsimile:  302-324-5253

EXHIBIT A

FORM OF KENNETT NOTE

[ISSUE DATE]

Kennett Capital, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), for value received hereby promises to pay to Allstate Life Insurance Company, or its assigns, the outstanding balance of the principal sum of [                                                     ] in cash on [STATED MATURITY DATE], and to pay interest thereon semi-annually on the first day of December and June in each year, commencing [FIRST INTEREST DATE], at the rate per annum set forth below, until the principal hereof is paid in full, except that the final payment of any accrued and unpaid interest shall be concurrent with the final payment of principal.  The initial per annum rate of interest will be [         %].  Thereafter, once every ten years beginning on [DATE (10 years after FIRST INTEREST DATE)], the rate of interest will reset (effective as of that date) to a per annum rate equal to the then current ten year Constant Maturity Treasury Yield as reported in the Wall Street Journal plus [          % (an amount equal to the spread for the corresponding Surplus Notes purchased by the Purchaser, less 20 basis points)].  Interest will be computed on the basis of a 360-day year of twelve 30-day months.  All principal and interest shall be paid at the principal corporate office of the Company or such other place, which shall be acceptable to the Company, as the holder hereof shall designate in writing to the Company, in collected and immediately available funds in lawful money of the United States of America.  Principal and interest shall be payable on the terms and conditions set forth below

1.                                       The Company covenants that if:

(a)                                  default is made in the payment of any installment of interest on this Kennett Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                                 default is made in the payment of the principal of this Kennett Note when such principal becomes due and payable,

the Company will, upon demand by the holder of this Kennett Note, pay to it the whole amount of the principal of this Kennett Note, plus accrued interest, with interest upon the overdue principal and upon overdue installments of interest at the rate borne by this Kennett Note; and, in addition thereof, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys’ fees.

2.                                       Each payment made hereunder will be credited first to accrued but unpaid interest, if any, and the balance of such payment will be credited to the principal amount hereof.

3.                                       In the event that any payment of principal or interest on this Kennett Note is scheduled to be made on a day that is not a Business Day, then such payment shall be made on the next following Business Day and no additional interest shall accrue as a result of payment on such following Business Day.  For the purpose of this Paragraph 5, “Business Day” shall mean any day that is not a Saturday, Sunday or any other day on which banking institutions in the State of Illinois are permitted or required by any applicable law to close.

4.                                       In the event the Company consolidates or merges into another entity or transfers substantially all of its assets to another entity, the entity into which the Company consolidates or merges or to which the assets of the Company are transferred must assume the liability of the Company hereunder.

5.                                       This Kennett Note shall be construed in accordance with, and governed by, the laws of the State of Illinois.

IN WITNESS WHEREOF, the Company has caused this Kennett Note to be executed in its name and attested to by its authorized officer, and its corporate seal to be hereunto affixed, all as of the date first written above.

KENNETT CAPITAL, INC.

(CORPORATE SEAL)

By:
Name:
Title:

Attest: